AGREEMENT

Between

T. ROWE PRICE INVESTMENT SERVICES, INC.

and

SECURITY BENEFIT LIFE INSURANCE COMPANY

THIS AGREEMENT, made and entered into as of this 19th day of October, 2006 by and between Security Benefit Life Insurance Company (hereinafter, the "Company"), a Kansas insurance company, on its own behalf and on behalf of each segregated asset account of the Company that becomes subject to this Agreement pursuant to the terms hereof (each account hereinafter referred to as the "Account"), and T. Rowe Price Investment Services, Inc. (hereinafter the “Underwriter”), a Maryland corporation.

WHEREAS, the T. Rowe Price Funds, are corporations organized under the laws of Maryland (the "Fund") and engage in business as open-end management investment companies; and

WHEREAS, the Company has issued or will issue certain annuity contracts (the "Contracts"); and

WHEREAS, the Account(s) are duly established and maintained as a segregated asset account, established by resolution of the Board of Directors of the Company (or a committee thereof), to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the various Funds on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company and the Underwriter agree as follows:

ARTICLE I.  Sale of Fund Shares

1.1           (a) The Underwriter agrees to sell to the Company those shares of the Funds which the Company orders on behalf of the Account, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Designated Funds.

(b). It is agreed that Company, as mutually agreed upon by the parties, on behalf of an Account, has access under this Agreement to all series of the Fund(s) underwritten by Underwriter and all share classes thereof (including series and share classes created in the future) and that it shall not be necessary to list the Accounts, the Funds or the share classes on Schedule A.  It is further agreed that (i) a Fund shall become a “Designated Fund” hereunder and (ii) a segregated asset account of the Company shall become an “Account” hereunder, as of the date an Account of the Company first invests in such Fund.  Notwithstanding the fact that Accounts and Designated Funds need not be listed on Schedule A, the parties may, in their discretion and for convenience and ease of reference only, include one or more Accounts  and Designated Portfolios on Schedule A from time to time.

1.2            The Fund agrees to make shares available for purchase at the applicable net asset value per share by the Company and the Account on those days on which the Fund calculates its net asset value pursuant to rules of the SEC, and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange (“NYSE”) is open for trading.  Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to sell shares of any Funds to any person, or suspend or terminate the offering of shares of any Funds if such action is required by law or by regulatory authorities having jurisdiction, or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Funds.

1.3            The Fund agrees to redeem, on the Company's request, any full or fractional shares of the Designated Funds held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, except that the Fund reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the Investment Company Act of 1940 ("1940 Act") and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then current prospectus.

1.4            For purposes of Sections 1.1 and 1.3, the Company shall be the agent of the Fund for receipt of purchase and redemption orders from the Account and receipt by such designee shall constitute receipt by the Fund; provided that the Company receives the order on any Business Day by 4:00 p.m. EST or such other time that the NYSE is open until (Trade Date) and the Fund or its agent receives notice of such order by 9:30 a.m. EST on the next following

Business Day (Trade Date + 1).  "Business Day" shall mean any day on which the NYSE is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.5            The Company agrees to purchase and redeem the shares of each Fund offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus.

1.6           The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is received (Trade Date + 1).  Payment shall be in federal funds transmitted by wire to the Fund by 4:00 a.m. E.S.T. time.  If payment in federal funds for any purchase is not received or is received by the Fund after 4:00 p.m. E.S.T. on such Business Day, the Underwriter shall have the right to cancel the purchase in the Fund and hold the Company responsible for any losses, charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request.  Underwriter or its agent will transmit proceeds for redemption requests by 1:00 p.m. on Trade Date + 1; provided, however, Underwriter or its agent reserves the right, with written notice to the Company, to settle redemption transactions within the time period permitted under Section 22(e) of the 1940 Act and as set forth in the applicable Fund’s then-current prospectus.

1.7           Issuance and transfer of the Fund's shares will be by book entry only.  Stock certificates will not be issued to the Company or any Account.  Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.8           The Fund shall furnish notice to the Company of any income, dividends or capital gain distributions payable on the Fund's shares as soon as reasonably practicable, but in no event later than 6:30 p.m. Eastern Time on the ex-dividend date.  The Company hereby elects to receive all such income, dividends, and capital gain distributions as are payable on Designated Fund shares in additional shares of such Funds.  The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.  The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.9           The Underwriter shall cause the Fund to use its best efforts to send to the Company the net asset value per share for each Fund  on a daily basis by 6:30 p.m. E.S.T., but in any event as soon as reasonably practical after the net asset value per share is calculated.  In the event that the net asset value information is provided after 6:30 p.m. E.S.T, the Underwriter represents and warrants that it shall make available to Company a contact person that is able to answer questions and provide information about the reasons for delay and when the information is expected to be provided.

1.10           (a) Company acknowledges that, if it offers Funds that assess redemption fees it will either (i)  with respect to its customers that hold accounts that are not exempt from such fee,

have in place the policies, procedures and internal controls suitably designed to assess the fees from any such account whose shares are subject to the fee and agree to assess the fees and forward the fee to the Funds or advise the Underwriter of any orders subject to the fee at the time of the redemption so the Underwriter can properly assess the fee or (ii) block customer accounts from making further purchases into Funds that assess a redemption fee, it being understood that purchases made prior to the date a Fund adopts a redemption fee shall be exempt from such fee.  Underwriter agrees to use its best efforts to provide Company at least 90 days written notice of the implementation of a redemption fee for a Fund; provided, however, if at least 90 days written notice is not provided, the Company shall block customer purchases into such Fund until such time the Company can properly assess and remit the fee.

(b)  In accordance with rule 22c-2 of the 1940 Act,  Company agrees to provide, promptly upon request by Underwriter, the taxpayer identification number of all customers that purchased, redeemed, transferred, or exchanged shares held through an account with the Company, and the amount and dates of such customer purchases, transfers, and exchanges (collectively, “Shareholder Information”).  Shareholder Information shall be provided to the Underwriter within five (5) business days of the date of the request.  Requests for Shareholder Information will generally not exceed 90 calendar days of transaction information.  The Underwriter will not request Shareholder Information older than 12 months from the date of the request unless the Fund deems it necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.  Additionally, upon Underwriter’s request, the Company agrees to restrict or prohibit further purchases or exchanges of Fund shares by a customer who has been identified by Underwriter as having engaged in transactions of Fund shares (directly or indirectly through the Company’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund.  A request to block further transactions by a customer shall be implemented by the Company within 5 business days of the Underwriter’s request.  The Company agrees to provide Underwriter with written confirmation that such instructions have been executed as soon as reasonably practicable, but not later than 10 business days after the instructions have been executed.  The provisions of this Section 1.10(b) shall be effective as of the date rule 22c-2 is effective, including any extensions of the compliance date by the SEC.

1.11           The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other investors and the cash value of the Contracts may be invested in other investment companies.

1.12            The parties may agree, in lieu of the procedures set forth above in this Article 1, to place and settle trades for Fund shares through a clearing corporation.  In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.

ARTICLE II.  Representations and Warranties

2.1           The Company represents and warrants that the Contracts and any certificates thereunder (a) are registered under the Securities Act of 1933 (“1933 Act”) or (b) are not registered because they are properly exempt from registration under the 1933 Act") or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act.  The Company further represents and warrants that the Contracts and any certificates thereunder will be issued and sold in compliance in all material respects with all applicable federal and state laws.  The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Kansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.

2.2            The Underwriter makes no representations as to whether any aspect of the Fund's operations, including but not limited to, investment policies, fees, and expenses, complies with the insurance laws of the various states.

2.3           The Underwriter represents that the Fund is lawfully organized and validly existing under the laws of the State of Maryland and it does and will comply in all material respects with the 1940 Act.  The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.  The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.  The Underwriter further represents that the Fund is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.4           The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC.  The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of Maryland and any applicable state and federal securities laws.

2.5           The Underwriter represents and warrants that all of its directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.6           The Company represents and warrants that all of its directors, officers, employees, and investment advisers dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million.  The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.  The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

ARTICLE III.  Voting

3.1            So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the extent otherwise required by law, the Company shall, at the Company’s option, follow one of the two methods described below to provide pass-through voting privileges to contract owners:

(a)           Provide a list of Contract owners with value allocated to a Fund as of the record date to the Underwriter in order to permit the Fund to send solicitation material directly to, and gather voting instructions directly from, Contract owners on behalf of the Company.  The Company shall also provide such other information to the Fund as is reasonably necessary in order for the Fund to properly tabulate votes for Fund initiated proxies (e.g., Contract owner addresses, Contract owner share balances etc.).  In the event that the Company chooses this option, the Underwriter shall be responsible for properly “echo voting” shares of a Fund for which no voting instructions have been received.

 (b)            Solicit voting instructions from Contract owners itself and vote shares of the Fund in accordance with instructions received from Contract owners.  The Company shall vote the shares of the Fund for which no instructions have been received in the same proportion as shares of the Fund for which instructions have been received.

Regardless of which approach above is followed, the Underwriter will pay or cause to be paid the expenses associated with printing, mailing, distributing, solicitation and tabulation of proxy materials to Contract owners with respect to proxies related to the Fund.

3.2           The Company reserves the right to vote Fund shares held in the Account in its own right, to the extent permitted by law.

ARTICLE IV.  Sales Material and Information

4.1            The Company shall furnish, or shall cause to be furnished, to the Underwriter or its designee, each piece of sales literature or other promotional material that the Company develops or uses and in which the Fund or the Underwriter is named, at least five business days prior to its use.  No such material shall be used if the Underwriter or its designee reasonably objects to such use within such five business day period.  The Underwriter or its designee reserves the right to reasonably object to the continued use of such material, and no such material shall be used if the Fund or its designee so object.

4.2            The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

4.3           The Underwriter or its designee shall furnish, or shall cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops or uses and in which the Company, and/or its Account, is named at least five business day period.  No such material shall be used if the Company reasonably objects to such use within such five business days after receipt of such material.  The Company reserves the right to reasonably object to the continued use of such material and no such material shall be used if the Company so objects.

4.4.           The Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, the Contracts, or any certificates thereunder other than the information or representations contained in the Contracts or any certificates thereunder, as such may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5           The Underwriter will provide prospectuses and shareholder reports for the Funds in such quantities and at such times as the Company requests. The Company shall be solely responsible for the timely delivery to Contract owners of (i) Fund prospectuses, including all annual revised copies of the prospectus and other revisions, to Contract owners invested in the Fund, and (ii) semi-annual and annual shareholder reports, as required by applicable law.  The Company shall send a copy of the Fund’s annual or semi-annual report within 3 business days of the receipt of a request by such Contract owner.  The Company shall send a Statement of Additional Information (“SAI”), as requested by a Contract owner, within 3 business days of the receipt of Contract owner request.

4.6           The Company will provide to the Underwriter at least one complete copy of all reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, if any, and all amendments to any of the above, that relate to the Contracts or the Account.

4.7            For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund:  advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Funds.

ARTICLE V.  Fees and Expenses

5.1            The Underwriter shall pay no fee or other compensation to the Company under this Agreement.  All expenses incident to performance by the Underwriter under this Agreement shall be paid by the Underwriter.

5.2           All expenses incident to performance by the Company under this Agreement shall be paid by the Company.

ARTICLE VI.  Indemnification

6.1            Indemnification By the Company

6.1(a).  The Company agrees to indemnify and hold harmless the Fund and the Underwriter and its affiliates, which may perform some of the duties under this Agreement and each of their officers and directors and each person, if any, who controls the Fund or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise out of or relate to:

(i) any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Underwriter for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts; or

(ii)  arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts, or

(iii)  arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund in writing by or on behalf of the Company; or

(iv)  any material breach by the Company of the representations and warranties contained herein, or any material breach by the Company of the Agreement, or the negligent act or omission in the performance of the duties and obligations of the Company hereunder, or which arise out of bad faith or willful misconduct as limited by and in accordance with the provisions of Sections 6.1(b) and 6.1(c) hereof.

6.1(b).  The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

6.1(c).  The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action.  The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the

Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct.  After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

6.1(d).  The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund with respect to services provided under this Agreement.

6.2            Indemnification by the Underwriter

6.2(a).  The Underwriter agrees to indemnify and hold harmless the Company and each of it directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise out of or relate to:

(i)  arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)  arise out of or as a result of statements or representations by or on behalf of the Fund or the Underwriter (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Fund or the Underwriter) or wrongful conduct of the Underwriter or the Fund with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company in writing by or on behalf of the Underwriter or the Fund; or

(iv) any material breach by the Underwriter or the Fund of the representations and warranties contained herein, or any material breach by the Underwriter or the Fund of the Agreement or the negligent act or omission in the performance of the duties and obligations of the Underwriter or the Fund hereunder, or which arise out of bad faith or willful misconduct as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof.

 6.2(b).   The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

 6.2(c).  The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof.  The Underwriter also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct.  After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                 6.2(d).  The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE VII.  Applicable Law

7.1           This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland.

7.2           This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE VIII.  Termination

8.1           This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party, for any reason with respect to some or all Funds, by six (6) months' advance written notice delivered to the other party; or

(b)
termination by the Company by written notice to the Underwriter with respect to the Fund based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; provided that such termination shall apply only to the Fund not reasonably available; or

(c)
termination by the Company by written notice to the Underwriter in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)
termination by the Underwriter in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts or certificates, the operation of any Account, or the purchase of the Fund shares; provided, however, that the Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)
termination by the Company in the event that formal administrative proceedings are instituted against the Fund or Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative

(e)	proceedings will have a material adverse effect upon the ability of the Underwriter to perform its obligations under this Agreement; or

(f)
termination by the Company by written notice to the Underwriter in the event that any Fund ceases to qualify as a Regulated Investment Company under Subchapter M or if the Company reasonably believes that any Fund may fail to so qualify; or

(g)
termination by the Underwriter by written notice to the Company, if the Underwriter shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)
termination by the Company by written notice to the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

8.2           Notwithstanding any termination of this Agreement, the Underwriter shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts").  Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

8.3           Notwithstanding any termination of this Agreement, each party's obligation under Article VI to indemnify the other parties shall survive.

ARTICLE IX.  Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Company:

Security Benefit Life Insurance Company
One Security Benefit Place
Topeka, Kansas 66636
Attention: General Counsel

If to Underwriter:
Laura Chasney, Esq.
T. Rowe Price Investment Services, Inc.
100 East Pratt St
Baltimore, Maryland 21202

ARTICLE X.  Miscellaneous

10.1            Subject to the requirements of legal process and regulatory authority, the Fund and the Underwriter shall treat as confidential the names and addresses of the owners of the Contracts.  Each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto.  Except as permitted by this Agreement, neither the Underwriter nor the Fund shall disclose, disseminate or utilize such names and addresses and other confidential information of the Company without the express written consent of the Company until such time as such information may come into the public domain.  Except as permitted by this Agreement, the Company shall not disclose, disseminate or utilize the confidential information of the Underwriter or the Fund without the express written consent of the Underwriter until such time as such information may come into the public domain.

10.2           The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.3            This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.4           If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.5           Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.6   The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

10.7 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

COMPANY:                                                           SECURITY BENEFIT LIFE INSURANCE COMPANY

By its authorized officer

By:   Greg Garvin

Title: V.P.

Date: 10/18/06

UNDERWRITER:                                                  T. ROWE PRICE INVESTMENT SERVICES, INC.
By its authorized officer

By:  Illegible

Title:  V.P.

Date: 10/19/06

SCHEDULE A

   Name of Separate Account                                                                                                    Designated Funds

SBL Variable Annuity Account XIV                                                                                   Funds as mutually agreed upon
SBL Variable Annuity Account XVI                                                                                    by the parties

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

RULE 30e-3

Security Benefit Life Insurance Company (the “Company”) on its own behalf and on behalf of each separate account of the Company as set forth on Schedule A to the Participation Agreement (as defined below), as may be amended from time to time (individually and collectively the “Accounts”), and T. Rowe Price Investment Services, Inc. (the “Underwriter”), a Maryland corporation, have entered into a participation agreement dated October 19, 2006, as amended (the “Participation Agreement”), whereby the Company invests in shares of certain of the portfolios of the Fund (the “Portfolios”) as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts” or “Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”).

This Amendment No. 1 to Participation Agreement (the “Amendment”) is entered into by and among the Company and the Underwriter (collectively, the “Parties”), and is effective as of the Effective Date set forth herein.

RECITALS

WHEREAS, the Parties desire to supplement and amend the Participation Agreement to reflect and implement the requirements, terms and conditions of Rule 30e-3 under the Investment Company Act of 1940 (“Rule 30e-3” or “the Rule”);

WHEREAS, the Fund (or its affiliates on its behalf) is responsible for preparing and timely filing with the Securities and Exchange Commission (“SEC”) and/or providing to the Company the Required Materials, as specified in paragraph (b)(1) of Rule 30e-3 and as defined below; and

WHEREAS, the Company intends to host the website of Required Materials.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Fund, and the Underwriter hereby agree to supplement and amend the Participation Agreement as follows:

1.

Posting and Availability of Fund Shareholder Reports and Other Required Materials. The Company shall be responsible for and shall fulfill the website posting requirements specified in paragraph (b) of Rule 30e-3. The Company shall ensure that, with respect to the Portfolios, the following Fund materials are posted to a website address specified by the Company (the “Specified Website”), and are publicly accessible and free of charge on the Specified Website: (i) Current Report to Shareholders; (ii) Prior Report to Shareholders; (iii) Complete Portfolio Holdings From Reports Containing a Summary Schedule of Investments; and (iv) Portfolio Holdings For Most Recent First and Third Fiscal Quarters; all of (i) through (iv) to be as specified in paragraph (b)(1) of Rule 30e- 3 (items (i) through (iv) collectively, with respect to the Portfolios, the “Required Materials”).

2.

Preparation, Content, and Timely Provision of Required Materials. The Fund (or its affiliates on its behalf) shall be responsible for the preparation and content of the Required Materials, including, but not limited to, the accuracy and completeness of the Required Materials; and the Fund (or its affiliates on its behalf) shall send a Portable Document Format (.pdf) file of the Required Materials to the Company’s vendor (rpsupport@dfinsolutions.com) as soon as practicable after filing with the SEC but no later than fifty-seven (57) days after the close of the period for which the Required Materials are being made. Without limiting the generality of the foregoing in any manner, the Fund (or its affiliates on its behalf) shall be responsible for ensuring that the Required Materials:

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(a) Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Investment Company Act of 1940 (the “1940 Act”); and all rules and regulations under those Acts; and

(b) Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

3.

Notification; Reliance on Third Party to Provide Documents. If, for any reason, the Fund (or its affiliates on its behalf) is unable to provide the Required Materials in the manner set forth in section 2, the Fund (or its affiliates on its behalf) shall promptly notify the Company.

4.	Specified Website. The Specified Website is as identified in Exhibit 1 hereto, and it may be changed by the Company from time to time without notice to the Fund and/or Underwriter.

5.	Paper Notice to Contract Owners. The Company shall provide a paper notice to its Contract Owners, if and to the extent such notice is required by paragraph (c) of Rule 30e-3.

6.

Delivery of Paper Copy Upon “Ad Hoc” Request. The Company shall fulfill ad hoc requests from Contract Owners for a paper copy of any of the Required Materials, if and to the extent required by paragraph (e) of Rule 30e-3.

7.

Investor Elections to Receive Future Fund Reports in Paper. The Company shall fulfill Contract Owner elections to receive future Fund shareholder reports (with respect to the Portfolios) in paper, if and to the extent required by paragraph (f) of Rule 30e-3.

8.

Provision of Paper or Electronic Documents. To satisfy Contract Owner requests under sections 6 and 7 above, the Fund (or its affiliates on its behalf) shall provide the Company with as many printed copies of the Required Materials as the Company may reasonably request, with expenses to be borne in accordance with the Schedule B to the Participation Agreement. If requested by the Company in lieu thereof, the Fund (or its affiliates on its behalf) shall provide the Required Materials (including a print-ready .pdf or an electronic copy of the Required Documents in a format suitable for printing) and such other assistance as is reasonably necessary in order for the Company to have the Required Documents printed together in a single document or printed individually by the Company if it so chooses.

9.	Expenses. Rule 30e-3 expenses shall be borne in accordance with the schedule below.

Item	Function	Party Responsible for Expense
30e-3 Notice	Printing and Mailing (including postage)	Fund (Security may choose to do the printing at Underwriter’s reasonable expense)

10.	Construction of this Amendment; Participation Agreement.

(a) This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 under the 1940 Act and any interpretations of the Rule by the SEC, its staff, courts, or other appropriate legal authorities.

(b) This Amendment supplements and amends the Participation Agreement. To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

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(c) Capitalized and other terms used in this Amendment shall have the meaning given to them in the Participation Agreement, unless otherwise defined herein.

11.

Indemnification. Each Party specifically agrees to indemnify and hold harmless the other Party (and its officers, directors, and employees) from any and all liability, claim, loss, demand, damages, costs and expenses (including reasonable attorney’s fees) arising from or in connection with any claim or action of any type whatsoever brought against any of the Indemnified Parties (or its officers, directors, and employees) as a result of any failure or alleged failure by a Party to perform its duties and obligations in accordance with the terms of this Amendment and to fulfill their other duties and responsibilities under this Amendment. This indemnification shall be in addition to and not in lieu of the indemnification provided for in the Participation Agreement, but this indemnification shall be subject to and implemented in accordance with the terms, conditions, and procedures of the indemnification provisions of the Participation Agreement.

12.

Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by email in .pdf form shall be treated as an original.

13.	Effective Date. This Amendment is effective as of January 1, 2021.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the Effective Date.

SECURITY BENEFIT LIFE INSURANCE COMPANY		T. ROWE PRICE INVESTMENT SERVICES, INC.

By:	DOUGLAS WOLFF	By:	WILLIAM PRESLEY

Print Name:	Douglas Wolff	Print Name:	William Presley

Title:	President	Title:	Vice President

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EXHIBIT 1

https://dfinview.com/SecurityBenefit?site=SBL

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